Investor Presentation

Third Quarter 2011 Results

October 18, 2011

Disclosure

The following materials have been prepared for use in the October 18, 2011 conference call on Omnicom’s results of operations for the period ended September 30, 2011. The call will be archived on the Internet at http://www.omnicomgroup.com/financialwebcasts.

Forward-Looking Statements
Certain of the statements in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, from time to time, we or our representatives have made or may make forward-looking statements, orally or in writing. These statements relate to future events or future financial performance and involve known and unknown risks and other factors that may cause our actual or our industry’s results, levels of activity or achievement to be materially different from those expressed or implied by any forward-looking statements. These risks and uncertainties, including those that are described in our 2010 Annual Report of Form 10-K under Item 1A - Risk Factors and Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations, include, but are not limited to, our future financial position and results of operations, future global economic conditions and conditions in the credit markets, losses on media purchases and production costs incurred on behalf of clients, reductions in client spending and/or a slowdown in client payments, competitive factors, changes in client communication requirements, managing conflicts of interest, the hiring and retention of personnel, maintaining a highly skilled workforce, our ability to attract new clients and retain existing clients, reliance on information technology systems, changes in government regulations impacting our advertising and marketing strategies, risks associated with assumptions we make in connection with our critical accounting estimates and legal proceedings, and our international operations, which are subject to the risks of currency fluctuations and foreign exchange controls. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of those terms or other comparable terminology. These statements are our present expectations. Actual events or results may differ. We undertake no obligation to update or revise any forward-looking statement, except as required by law.

Non-GAAP Financial Measures

We provide herein financial measures determined in accordance with generally accepted accounting principles in the United States (“GAAP”) and adjustments to the GAAP presentation (“Non-GAAP”) which we believe are meaningful for understanding our performance. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP. Non-GAAP financial measures as reported by us may not be comparable to similarly titled amounts reported by other companies. We provide a reconciliation of non-GAAP measures to the comparable GAAP measures on pages 23 and 24.

The non-GAAP measures used in this presentation include the following:

Net Free Cash Flow, defined as Free Cash Flow (defined below) less the Primary Uses of Cash (defined below). Net Free Cash Flow is one of the metrics used by us to assess our sources and uses of cash and was derived from our consolidated statements of cash flows. We believe that this presentation is meaningful for understanding our primary sources and primary uses of that cash flow. Free Cash Flow, defined as net income plus depreciation, amortization and share based compensation expense less other non-cash items to reconcile to net cash provided by operating activities and capital expenditures. Primary Uses of Cash, defined as dividends to common shareholders, dividends paid to noncontrolling interest shareholders, cash paid on acquisitions, payments for additional interest in controlled subsidiaries and stock repurchases, net of the proceeds and excess tax benefit from our stock plans, and excludes changes in working capital and other investing and financing activities, including commercial paper issuances and redemptions used to fund these working capital changes.

EBITDA, defined as operating income before interest, taxes, depreciation and amortization. We believe EBITDA is more meaningful for purposes of this analysis because the financial covenants in our credit facilities are based on EBITDA.

EBITA, defined as operating income before interest, taxes and amortization. We use EBITA as an additional operating performance measure, which excludes acquisition-related amortization expense, because we believe that EBITA is a useful measure to evaluate the performance of our businesses.

Net Debt, defined as total debt less cash, cash equivalents and short-term investments. We believe net debt, together with the comparable GAAP measures, reflects one of the metrics used by us to assess our cash management.

After Tax Operating Income, defined as operating income less income taxes calculated using the effective tax rate for the applicable period.

Other Information
All dollar amounts are in millions except for per share amounts. The following financial information contained in this document has not been audited, although some of it has been derived from Omnicom’s historical financial statements, including its audited financial statements. In addition, industry, operational and other non-financial data contained in this document have been derived from sources we believe to be reliable, but we have not independently verified such information, and we do not, nor does any other person, assume responsibility for the accuracy or completeness of that information. Certain amounts in prior periods have been reclassified to conform to our current presentation.

The inclusion of information in this presentation does not mean that such information is material or that disclosure of such information is required.

2011 vs. 2010 P&L Summary

	Third Quarter [a]			Year to Date [a]		
	2011	2010	% Δ	2011	2010	% Δ
Revenue	$ 3,380.9	$ 2,994.6	*12.9%*	$ 10,019.6	$ 8,955.7	*11.9%*
EBITA [b]	397.1	332.1	*19.6%*	1,251.4	1,071.3	*16.8%*
% Margin	*11.7%*	*11.1%*		*12.5%*	*12.0%*	
Amortization of Intangibles	23.7	18.0		67.7	50.7	
Operating Income	373.4	314.1	*18.9%*	1,183.7	1,020.6	*16.0%*
% Margin	*11.0%*	*10.5%*		*11.8%*	*11.4%*	
Net Interest Expense	31.9	29.8		91.8	77.7	
Income Before Income Taxes	341.5	284.3	*20.1%*	1,091.9 [c]	942.9	*15.8%*
% Margin	*10.1%*	*9.5%*		*10.9%*	*10.5%*	
Income Taxes	117.1	96.9		349.0 [d]	320.8	
% Tax Rate	*34.3%*	*34.1%*		*32.0%*	*34.0%*	
Income from Equity Method Investments	4.5	8.2		10.3	23.1	
Net Income	228.9	195.6		753.2	645.2	
Less: Noncontrolling Interests	25.2	21.0		72.5	64.0	
Net Income - Omnicom Group	203.7	174.6	*16.7%*	680.7	581.2	*17.1%*
Less: Net Income Allocated to Participating Securities	2.3	1.7		7.3	5.6	
Net Income Available for Common Shares	$ 201.4	$ 172.9		$ 673.4	$ 575.6	
Net Income per Common Share - Omnicom Group - Diluted	$ 0.72	$ 0.57	*26.3%*	$ 2.37	$ 1.88	*26.1%*

(a) See page 20 for additional earnings per share information.

(b) EBITA is a Non-GAAP financial measure. See page 1 for the definition of this measure and page 23 for the reconciliation of Non-GAAP measures.

(c) In the first quarter of 2011, we recorded an aggregate pre-tax charge of $7.9 million, consisting of a gain $123.4 million related to a non-cash remeasurement gain, and repositioning charges of $131.3 million. See page 25 for the impact of these transactions on our operating income.

(d) The tax effect of the above items referred to in footnote (c) above is a benefit of $36.7 million. This was partially offset by a tax charge of $9.0 million related to a tax accrual recorded in accordance with ASC 740 (FIN 48) during the first quarter of 2011. The after-tax effect of these items increased Net Income by $19.8 million and reduced our effective tax rate. See page 26 for the impact of these items on our effective tax rate.

OmnicomGroup October 18, 2011 2

2011 Total Revenue Change Third Quarter Year to Date $ % ? $ % ? Prior Period Revenue $2,994.6 $8,955.7 Foreign Exchange (FX) Impact (a) 117.6 3.9% 322.5 3.6% Acquisition/Disposition Revenue (b) 53.7 1.8% 156.0 1.8% Organic Revenue (c) 215.0 7.2% 585.4 6.5% Current Period Revenue $3,380.9 12.9% $10,019.6 11.9% (a) To calculate the FX impact, we first convert the current period’s local currency revenue using the average exchange rates from the equivalent prior period to arrive at constant currency revenue. The FX impact equals the difference between the current period revenue in U.S. dollars and the current period revenue in constant currency. (b) Acquisition/Disposition revenue is the aggregate of the applicable prior period revenue of the acquired businesses. Netted against this number is the revenue of any business included in the prior period reported revenue that was disposed of subsequent to the prior period. (c) Organic revenue is calculated by subtracting both the acquisition revenue and the FX impact from total revenue growth.

2011 Revenue by Discipline Sales Specialty 8.1% PR 9.1% CRM 37.4% Advertising 45.4% To resize chart data range, drag lower right corner of range. Sales Specialty 8.7% PR 9.0% CRM 36.7% Advertising 45.6%To resize chart data range, drag lower right corner of range. $ Mix % Change (a) "% Organic Change (b)" Advertising $1,535.8 15.3% 9.1% CRM 1,264.0 14.0% 8.6% PR 307.1 9.7% 4.2% Specialty 274.0 -0.1% -4.8% $ Mix % Change (a) "% Organic Change (b)" Advertising $4,568.1 14.0% 7.8% CRM 3,676.1 12.7% 7.7% PR 905.2 6.9% 2.4% Specialty 870.2 3.8% 0.1%   (a) “Change” is the year-over-year increase or decrease from the prior period. (b) “Organic Change” reflects the year-over-year increase or decrease in revenue from the prior period, excluding the FX Impact and Acquisition/Disposition Revenue, as defined on page 3.

2011 Revenue By Geography Sales U.K. 9.3% U.S. 50.4% Euro Markets 18.2% Other 22.1%To resize chart data range, drag lower right corner of range. Sales U.K. 9.0% U.S. 51.1% Euro Markets 18.5% Other 21.4%To resize chart data range, drag lower right corner of range. $ Mix $ Change(a) $ Mix $ Growth(a) United States $1,703.2 $86.1 United States $6,890.0 $185.8 Organic 93.2 Organic 115.5 Acquisition (7.1) Acquisition 70.3 International $1,677.7 $300.2 International $6,469.9 $480.1 Organic 121.8 Organic 258.4 Acquisition 60.8 Acquisition 57.8 FX 117.6 FX 163.9 $ Mix $ Change(a) $ Mix $ Growth(a) United States $5,120.0 $273.3 United States $6,890.0 $185.8 Organic 290.6 Organic 115.5 Acquisition (17.3) Acquisition 70.3 International $4,899.6 $790.6 International $6,469.9 $480.1 Organic 294.8 Organic 258.4 Acquisition 173.3 Acquisition 57.8 FX 322.5 FX 163.9 $ Mix % Change(a) "% Organic Change (b)" $ Mix % Growth(a) United States $1,703.2 5.3% 5.8% United States $6,890.0 2.8% Euro Currency Markets 616.8 11.8% 2.7% Euro Currency Markets 2,985.6 10.2% United Kingdom 314.7 16.2% 10.6% United Kingdom 1,325.4 -4.9% Other 746.2 34.4% 14.1% Other 2,158.9 14.5% $ Mix % Change(a) "% Organic Change (b)" $ Mix % Growth(a) United States $5,120.0 5.6% 6.0% United States $6,890.0 2.8% Euro Currency Markets 1,856.2 8.2% 1.7% Euro Currency Markets 2,985.6 10.2% United Kingdom 898.6 15.2% 8.9% United Kingdom 1,325.4 -4.9% Other 2,144.8 32.9% 12.1% Other 2,158.9 14.5% (a)“Change” is the year-over-year increase or decrease from the prior period. (b) “Organic Change” reflects the year-over-year increase in revenue from the prior period, excluding the FX Impact and Acquisition/Disposition Revenue, as defined on page 3.

Revenue By Industry Column1 Third Quarter Auto 8.0 Consumer Products 10.0 Financial Services 9.0 Food & Beverage 14.0 Other 18.0 Pharma. & Health 11.0 Retail 6.0 Technology 10.0 Telcom 7.0 T&E 7.0 To resize chart data range, drag lower right corner of range. Column1 Third Quarter Auto 8.0 Consumer Products 11.0 Financial Services 9.0 Food & Beverage 14.0 Other 17.0 Pharma. & Health 11.0 Retail 6.0 Technology 10.0 Telcom 8.0 T&E 6.0 To resize chart data range, drag lower right corner of range. Growth Auto 21.1% Food & Beverage 8.2% Consumer Products 7.7% Financial Services 12.5% Pharma & Healthcare 2.6% T&E 18.1% Retail 13.2% Technology 15.2% Telecom 6.5% Other Industries 23.3% “Growth” is the year-over-year increase from the prior period. Charts represent the amount of revenue attributable to each industry expressed as a percentage of the total revenue from Omnicom’s clients for the three months ended September 30, 2011 and 2010, respectively.

Cash Flow Performance Nine Months Ended September 30 2011 2010 Free Cash Flow: Net Income (a) $753.2 $645.2 Depreciation and Amortization Expense 203.6 185.6 Share-based Compensation Expense 52.7 51.9 Gain on Remeasurement of Equity Interest in Clemenger Group (123.4) - Other Non-Cash Items to Reconcile to Net Cash Provided by Operating Activities, net (20.5) (39.9) Capital Expenditures (114.2) (98.1) Free Cash Flow 751.4 744.7 Primary Uses of Cash: Dividends 199.0 169.2 Dividends paid to Noncontrolling Interest Shareholders (a) 69.8 64.6 Acquisitions, net of Proceeds from Sale of Investments 298.5 111.1 Payments for Additional Interest in Controlled Subsidiaries 28.0 26.5 Stock Repurchases, net of Proceeds & Tax Benefit from Stock Plans 585.8 445.4 Primary Uses of Cash 1,181.1 816.8 Net Free Cash Flow $(429.7) $(72.1) The Free Cash Flow, Primary Uses of Cash and Net Free Cash Flow amounts presented above are non-GAAP financial measures. See page 1 for the definition of these measures and page 24 for the reconciliation of non-GAAP measures. Additional information regarding our cash flows can be found in our condensed cash flow statement on page 21. a) Net Income for the nine months ended September 30, 2011 and 2010 is prior to net income attributed to noncontrolling interests.

Current Credit Picture Long-term Credit Ratings(a): BBB+ (S&P) Baa1 (Moody’s) Outlook(a): Stable (S&P and Moody’s) Twelve Months Ended September 30 2011 2010 EBITDA (b) $ 1,894.3 $ 1,674.7 Gross Interest Expense 157.4 130.1 EBITDA / Gross Interest Expense 12.0 x 12.9 x Total Debt / EBITDA 1.7 x 1.9 x Net Debt (f) / EBITDA 1.2 x 0.9 x Debt Bank Loans (Due Less Than 1 Year) $ 17 $ 63 CP Issued Under Revolver - - Borrowings Under Revolver - - Convertible Notes Due 7/31/32 (c) 253 253 Convertible Notes Due 7/1/38 (d) 407 407 Senior Notes Due 4/15/16 (e) 1,000 1,000 Senior Notes Due 7/15/19 (e) 500 500 Senior Notes Due 8/15/20 (e) 1,000 1,000 Other Debt 25 (2) Total Debt $ 3,202 $ 3,221 Cash and Short Term Investments 900 1,698 Net Debt (f) $ 2,302 $ 1,523(a) Reflects credit ratings and outlook as of October 17, 2011.(b) EBITDA is a Non-GAAP financial measure. See page 1 for the definition of this measure and page 23 for the reconciliation of non-GAAP measures. (c) The next put date for our Convertible Notes due 2032 is July 31, 2012. (d) The next put date for our Convertible Notes due 2038 is June 17, 2013. (e) Amounts reflected for the 2016, 2019 and 2020 Senior Notes represent the principal amount of these notes at maturity on April 15, 2016, July 15, 2019 and August 15, 2020, respectively. (f) Net Debt is a non-GAAP financial measure. See page 1 for the definition of this measure.

Historical Returns Return on Invested Capital (ROIC) (a) % Twelve Months Ended September 30, 2011 15.7 Twelve Months Ended September 30, 2010 14.0 Return on Equity (ROE) (b) % Twelve Months Ended September 30, 2011 24.5 Twelve Months Ended September 30, 2010 19.9(a) Return on Invested Capital is After Tax Operating Income (a non-GAAP measure – see page 1 for the definition of this measure and page 24 for the reconciliation of non-GAAP measures) divided by the average of Invested Capital as at the beginning and end of the period (Book value of all long-term liabilities and short-term interest bearing debt plus shareholders’ equity less cash, cash equivalents and short term investments). (b) Return on Equity is Net Income for the given period divided by the average of shareholders equity at the beginning and end of the period.

Omnicom Debt Structure Supplemental Information

Omnicom Debt Structure Bank Loans $17.00 2038 Convert $407.00 2032 Convert $253.00 2020 Senior Notes $1,000.00 2019 Senior Notes $500.00 2016 Senior Notes $1,000.00 The above chart sets forth Omnicom’s debt outstanding at September 30, 2011. The amounts reflected above for the 2016, 2019 and 2020 Senior Notes represent the principal amount of these notes at maturity on April 15, 2016, July 15, 2019 and August 15, 2020, respectively.

Omnicom Debt Maturity Profile 1/1/2010 - - 5/31/2013 407 - 7/31/2012 253 - 10/31/2016 17 - 4/15/2016 1,000 - 12/31/2016 - - 7/15/2019 500 - 8/15/2020 1,000 - 6/21/2021 - -2032 Convert 2038 Convert 2016 Senior Notes Other Borrowings 2019 Senior Notes 2020 Senior Notes Our 2032 Convertible Notes are putable on July 31, 2012 and annually in July thereafter until maturity. Our 2038 Convertible Notes are putable in June 2013, 2018, 2023 and annually thereafter until maturity. Other borrowings at September 30, 2011 include short-term borrowings of $17 million which are due in less than one year. For purposes of this presentation we have included these borrowings as outstanding through October 2016, the date of expiration of our five-year credit facility.

Current Bank Credit Facility On October 12, 2011 we amended our credit facility to increase the borrowing capacity to $2.5 billion and extend the term to October 12, 2016. Amount $2.5 Billion Type Unsecured Revolving Credit Term 5 Years October 2016 Facility Fee 15BP per annum Drawn Rate LIBOR +97.5BP Financial Covenants -Maximum Total Debt to EBITDA 3:1 -Minimum EBITDA to Gross Interest Expense 5:1

Senior Notes Due 2016 Principal Amount $1 Billion Co - Issuers Omnicom Group, Omnicom Finance, Omnicom Capital Date March 29, 2006 Maturity April 15, 2016 Security Unsecured, pari passu with Bank Facility Coupon 5.90% Spread Over Comparable Treasury at Issue 1.30% Rating Moody’s: Baa1 S&P: BBB+

Senior Notes Due 2019 Principal Amount $500 Million Co - Issuers Omnicom Group, Omnicom Finance, Omnicom Capital Date July 1, 2009 Maturity July 15, 2019 Security Unsecured, pari passu with Bank Facility Coupon 6.25% Spread Over Comparable Treasury at Issue 2.75% Rating Moody’s: Baa1 S&P: BBB+

Senior Notes Due 2020 Principal Amount $1 Billion Co - Issuers Omnicom Group, Omnicom Finance, Omnicom Capital Date August 5, 2010 Maturity August 15, 2020 Security Unsecured, pari passu with Bank Facility Coupon 4.45% Spread Over Comparable Treasury at Issue 1.55% Rating Moody’s: Baa1 S&P: BBB+

2032 Convertible Notes Principal Amount $253 Million Co - Issuers Omnicom Group, Omnicom Finance, Omnicom Capital Date March 6, 2002 Maturity July 31, 2032, with a put in July 2012 and annuallyÂ  thereafter until maturity Security Unsecured, pari passu with Bank Facility Coupon 0.00% Conversion Price $55 Rating Moody’s: Baa1 S&P: BBB+

2038 Convertible Notes Principal Amount $407 Million Co - Issuers Omnicom Group, Omnicom Finance, Omnicom Capital Date June 10, 2003 Maturity July 1, 2038 with puts in June of 2013, 2018, 2023 and annually thereafter until maturity Security Unsecured, pari passu with Bank Facility Coupon 0.00% Conversion Price $51.50 Rating Moody’s: Baa1 S&P: BBB+

Supplemental Financial Information

2011 vs. 2010 Earnings Per Share Third Quarter Year to Date 2011 2010 2011 2010 Net Income per Common Share - Omnicom Group: Basic $0.73 $0.58 $2.41 $1.90 Diluted 0.72 0.57 2.37 1.88 Net Income Available for Common Shares: Net Income - Omnicom Group $203.7 $174.6 $680.7 $581.2 Net Income Allocated to Participating Securities (2.3) (1.7) (7.3) (5.6) Net Income Available for Common Shares $201.4 $172.9 $673.4 $575.6 Weighted Average Shares (millions): Basic 277.1 299.3 279.8 302.7 Diluted 281.4 303.5 284.3 306.9 Dividend Declared per Share $0.25 $0.20 $0.75 $0.60

Condensed Cash Flow Nine Months Ended September 30 2011 2010 Net Income $753.2 $645.2 Share-Based Compensation Expense 52.7 51.9 Depreciation and Amortization 203.6 185.6 Gain on Remeasurement of Equity Interest in Clemenger Group (123.4) - Other Non-Cash Items to Reconcile to Net Cash Provided by Operating Activities, net (20.5) (39.9) Changes in Operating Capital (865.1) (799.3) Net Cash Provided by Operating Activities 0.5 43.5 Capital Expenditures (114.2) (98.1) Acquisitions, net of Proceeds from Sale of Investments (298.5) (111.1) Net Cash Used in Investing Activities (412.7) (209.2) Dividends (199.0) (169.2) Dividends paid to Noncontrolling Interest Shareholders (69.8) (64.6) (Repayments of) / Proceeds from Short-term & Long-tem Debt, net (35.7) 1,023.5 Repayment of Convertible Debt (0.1) (66.5) Stock Repurchases, net of Proceeds from Stock Plans and Excess Tax Benefit from Stock Plans (585.8) (445.4) Payments for Additional Interest in Controlled Subsidiaries (28.0) (26.5) Other Financing Activities, net (26.3) 6.0 Net Cash (Used in) / Provided by Financing Activities (944.7) 257.3 Effect of exchange rate changes on cash and cash equivalents (31.2) 10.7 Net (Decrease) / Increase in Cash and Cash Equivalents $(1,388.1) $102.3

2011 Acquisition Related Expenditures Year to Date New Subsidiary Acquisitions (a) $145 Affiliates to Subsidiaries (b) 95 Affiliates (c) 2 Additional Interest in Controlled Subsidiaries (d) 29 Earn-outs (e) 72 Total Acquisition Expenditures (f) $343 (a) Includes acquisitions of a majority interest in agencies resulting in their consolidation. (b) Includes acquisitions of additional equity interests in existing affiliate agencies resulting in their majority ownership and consolidation. (c) Includes acquisitions of less than a majority interest in agencies in which Omnicom did not have a prior equity interest and the acquisition of additional interests in existing affiliated agencies that did not result in majority ownership. (d) Includes the acquisition of additional equity interests in already consolidated subsidiary agencies which are recorded to Equity – Noncontrolling Interest. (e) Includes additional consideration paid for acquisitions completed in prior periods. (f)Total Acquisition Expenditures figure is net of cash acquired.

Reconciliation of Non-GAAP Measures 3 Months Ended September 30 12 Months Ended September 30 2011 2010 2011 2010 Revenue $ 3,380.9 $ 2,994.6 $ 13,606.5 $ 12,221.6 Operating Expenses, excluding Depreciation and Amortization 2,937.7 2,618.0 11,712.2 10,546.9 EBITDA 443.2 376.6 1,894.3 1,674.7 Depreciation 46.1 44.5 183.2 188.8 EBITA 397.1 332.1 1,711.1 1,485.9 Amortization of Intangibles 23.7 18.0 87.8 65.8 Operating Income 373.4 314.1 1,623.3 1,420.1 Net Interest Expense 31.9 29.8 123.9 106.2 Income Before Tax 341.5 284.3 1,499.4 1,313.9 Taxes 117.1 96.9 488.4 445.5 Income from Equity Method Investments 4.5 8.2 20.7 33.4 Net Income 228.9 195.6 1,031.7 901.8 Less: Net Income Attributed to Noncontrolling Interests 25.2 21.0 104.5 91.0 Net Income - Omnicom Group $ 203.7 $ 174.6 $ 927.2 $ 810.8 The above reconciles EBITDA & EBITA to the GAAP financial measures for the periods presented. EBITDA and EBITA are non-GAAP financial measures within the meaning of applicable SEC rules and regulations. Our credit facility defines EBITDA as earnings before deducting interest expense, income taxes, depreciation and amortization. Our credit facility uses EBITDA to measure our compliance with covenants, such as interest coverage and leverage ratios as presented on page 8 of this presentation.

Reconciliation of Non-GAAP Measures Nine Months Ended September 30 2011 2010 Net Free Cash Flow $(429.7) $(72.1) Cash Flow items excluded from Net Free Cash Flow: Changes in Operating Capital (865.1) (799.3) (Repayments of) / Proceeds from Short-term & Long-tem Debt, net (35.7) 1,023.5 Repayment of Convertible Debt (0.1) (66.5) Other Financing Activities, net (26.3) 6.0 Effect of exchange rate changes on cash and cash equivalents (31.2) 10.7 Net (Decrease)/Increase in Cash and Cash Equivalents $(1,388.1) $102.3 Twelve Months Ended September 30 2011 2010 Operating Income $1,623.3 $1,420.1 Effective Tax Rate for the applicable period 32.6% 33.9% Income Taxes on Operating Income 528.8 481.5 After Tax Operating Income $1,094.5 $938.6

2011 Non-GAAP Measures – Impact of Remeasurement Gain and Repositioning Actions on Operating Expenses 2011 YTD As Reported Remeasurement Gain Repositioning Actions 2011 YTD As Adjusted Salary & Service Expenses $7,395.8 $- $(92.8) $7,303.0 Office and General Expenses, excluding Depreciation and Amortization 1,236.5 123.4 (38.5) 1,321.4 Depreciation Expense 135.9 - - 135.9 Amortization of Intangibles 67.7 - - 67.7 Total Operating Expenses $8,835.9 $123.4 $(131.3) $8,828.0 The table above presents the impact of the remeasument gain and repositioning actions taken in the first quarter of 2011 on our year to date results. We recorded a $123.4 million non-cash gain resulting from the remeasurement to fair value of our existing ownership interests in the Clemenger Group, our affiliate in Australia and New Zealand, in which we acquired a controlling interest. The acquisition brought our ownership up to 73.7% from 46.7%. The difference between the fair value of our shares in Clemenger Group at the acquisition date and the carrying value of our investment held prior to the acquisition resulted in the remeasurement gain. We recognized repositioning charges of $131.3 million that were the result of our strategic review that is focused on improving our strategic position and operations. Our repositioning actions included $92.8 million in severance costs and $38.5 million in lease termination charges, as well as asset and goodwill write-offs, net of gain on dispositions.

2011 Non-GAAP Measures – Impact of Remeasurement Gain and Repositioning Actions on Income Taxes Income Before Income Taxes Income Taxes Tax Rate 2011 Year to Date, As Reported $1,091.9 $349.0 32.0% Adjustments: Less: Gain on Remeasurement of Equity Interest in Clemenger Group (123.4) (2.8) 2.3% Plus: Repositioning Actions 131.3 39.5 30.1% Less: Tax Provision - FIN 48 Accrual - (9.0) - 2011 Year to Date, As Adjusted 1,099.8 376.7 34.3% % Tax Rate, as adjusted 34.3% The table above presents Income Before Income Taxes, as adjusted and Income Taxes, as adjusted for the 2011 year to date period. These are Non-GAAP financial measures. Both Income Before Income Taxes, as adjusted and Income Taxes, as adjusted exclude the gain on the remeasurement of our equity interest in Clemenger Group and the repositioning charges recognized in the first quarter of 2011, as well as a tax accrual we recorded in accordance with ASC 740 (FIN 48 accrual) during the first quarter of 2011. We recorded a $123.4 million non-cash gain resulting from the remeasurement to fair value of our existing ownership interests in the Clemenger Group, our affiliate in Australia and New Zealand, in which we acquired a controlling interest. The acquisition brought our ownership up to 73.7% from 46.7%. The difference between the fair value of our shares in Clemenger Group at the acquisition date and the carrying value of our investment held prior to the acquisition resulted in the remeasurement gain. We recognized repositioning charges of $131.3 million that were the result of our strategic review that is focused on improving our strategic position and operations. Our repositioning actions included $92.8 million in severance costs and $38.5 million in lease termination charges, as well as asset and goodwill write-offs, net of gain on dispositions.

Third Quarter Acquisition Established in 1994, Sampark Group is one of the premier PR agencies in India. Primarily recognized for excellent corporate and finance work, Sampark has a balanced portfolio of practices focused on corporate and brand reputation management that covers all major industries and communication disciplines: finance, healthcare, technology, corporate, infrastructure, crisis and issues management, and brand and consumer marketing. Sampark Group has been an affiliate of Ketchum since 2007. Sampark Group is headquartered in Mumbai, India and will be rebranded Ketchum Sampark, operating within the Diversified Agency Services network.

Third Quarter Acquisition Founded in 2006, TouchCast is a digital brand activation company, delivering advertising and marketing solutions across all digital media platforms. The company currently specializes in small to midsize digital campaigns. TouchCast is located in Wellington, New Zealand and will operate as part of the Clemenger Group within the BBDO Worldwide network.

Third Quarter Acquisition

Founded in 2001, Biz Group provides integrated marketing and communication services including public relations, sampling, brand activation, event management, experiential marketing, direct marketing, field marketing, and digital marketing. Biz Group has been an affiliate of the TBWA network since 2008 and operates through major brands BIZ TEQUILA\, Focus, Brandcare and CPM.

Biz Group has its head office in Ho Chi Minh City, Vietnam, with 14 offices in other cities across Vietnam. BIZ TEQUILA\, Focus and Brandcare will be part of the TBWA\ network, while CPM will be a part of the Diversified Agency Services network.

OmnicomGroup October 18, 2011 29

Third Quarter Acquisition Formed in 2008, JUMP! specializes in below-the-line communication (offline and online). It is strong in fast-lane solutions, primarily handling retail clients, producing direct mail, brochures and free standing inserts. The Agency’s specializes in servicing retail brands in the Dutch market. JUMP! is located in Amsterdam, Netherlands.